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      [LETERHEAD OF BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.]


                                 June 18, 1996
                                                                  (910) 271-3112



Board of Directors
First Savings Financial Corp.
501 South Main Street
Reidsville, North Carolina 27320

     Re: First Savings Financial Corp. Stock Option Plan and Management Recognition Plan --Registration Statement on Form S-8 Respecting the Offering of up to 132,773 Shares of Common Stock

Gentlemen:

     We have acted as special counsel to First Savings Financial Corp. (the "Holding Company"), in connection with the Holding Company's registration under the Securities Act of 1933 on Form S-8 (the "Registration Statement") of its offering of up to 132,773 shares of Common Stock, no par value (the "Shares"), under the First Savings Financial Corp. Stock Option Plan (the "Stock Option Plan") in connection with the exercise of stock options (the "Option Rights"), and under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan (the "MRP"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering our opinions.

     For purposes of rendering our opinion, we have assumed that (i) the Shares issuable pursuant to the exercise of Option Rights granted under the terms of the Stock Option Plan will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Options Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Stock Option Plan will constitute valid, legal and binding obligations of the Holding Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Holding Company in accordance with their terms; (iii) no change occurs after the date hereof in applicable law or the pertinent facts; and (iv) the provisions of applicable "blue sky" and other state securities laws have been complied with to the extent required.
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Board of Directors
First Savings Financial Corp.
June 18, 1996
Page 2


     Based on the foregoing, and subject to the assumptions set forth herein, it is our opinion as of the date hereof that the Shares which have been or are to be issued pursuant to the Stock Option Plan and the MRP have been duly and validly authorized and, upon the issuance or sale of the Shares in accordance with the Stock Option Plan and the MRP, and upon receipt of any consideration required thereby, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                                        Sincerely yours,

                                        BROOKS, PIERCE, MCLENDON, HUMPHREY &
                                        LEONARD, L.L.P.



                                        By: /s/ Edward C. Winslow III
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